Exhibit 99.1

Municipal Bond Portfolio

1 The overall credit quality of our entire municipal bond portfolio of $38.8 billion is between AAA and AA+. Insurance enhanced municipal bonds represent $14.1 billion, or 36%, of our entire municipal bond portfolio. The overall credit quality of our insured municipal bond portfolio giving no effect to the insurance enhancement is AA-. • 96% of underlying ratings are A- or better • 76% of underlying ratings are AA- or better Based upon observed spreads between municipal bonds rated AAA and those with lower ratings, and the composition of our insured bonds, it is our view that if the insurance provided by the monoline insurers ceased to exist, the aggregate mark-to-market impact on us would be immaterial. Although it is difficult to generalize about a portfolio with approximately 7,000 discrete securities, we believe such an event would have an; or • Immaterial impact on financial condition – changes to unrealized gains / (losses) are reported in other comprehensive income (OCI) and not the income statement. • Immaterial impact on income statement – due to underlying credit strength of the municipal issuers in our portfolio along with our ability and intent to hold the securities. • Immaterial impact on regulatory and rating agency capital requirements. Municipal Bond Portfolio (as of December 31, 2007)

2 Municipal Bond Portfolio ($ in millions) 1 Includes bonds without insurance and bonds that are pre-refunded or escrowed to maturity. 2 Includes $458 million of insured bonds without underlying ratings, which are considered to be investment grade; a BBB- rating is applied to these holdings, which the company believes to be a conservative estimate. 3 Reflects the weighted average of the bond ratings (AAA- equates to an average between AAA and AA+). Average Credit Rating 12/31/2007 Market Value 12/31/2007 Percent of Total Municipals Unrealized Gain 12/31/2007 Uninsured Bonds 1 AAA-3 24,727 $ 64% 493 $ Insured Bonds2 AAA 14,095 36% 218 Without Insurance AA- Total AAA- 38,822 $ 100% 711 $ Without Insurance AA+ percent of total fixed maturities portfolio 60%

Insured Rating of Municipal Bond Portfolio (as of December 31, 2007)

($ in millions)

Uninsured Bonds (Incl. insured ETM or Pre-refunded) (1)			Insured Bonds (excl. ETM or Pre-refunded) (2)			Underlying Rating of Insured Bonds (3)			Total Bonds (with Insured Rating) (1) + (2)			Total Bonds (with Underlying Rating) (1) + (3)		
Rating	Market Value	Market Value (%)	Rating	Market Value	Market Value (%)	Rating	Market Value	Market Value (%)	Rating	Market Value	Market Value (%)	Rating	Market Value	Market Value (%)
AAA[1]	$ 12,705	51.4%	AAA	$ 14,093	100.0%	AAA	$ 192	1.4%	AAA	$ 26,798	69.0%	AAA	$ 12,897	33.2%
AAA-[2]	2,820	11.4%	AAA-[2]	-	0.0%	AAA-[2]	-	0.0%	AAA-[2]	2,820	7.3%	AAA-[2]	2,820	7.3%
AA+	4,132	16.7%	AA+	-	0.0%	AA+	1,313	9.3%	AA+	4,132	10.6%	AA+	5,445	14.0%
AA	3,384	13.7%	AA	-	0.0%	AA	5,273	37.4%	AA	3,384	8.7%	AA	8,657	22.3%
AA-	927	3.7%	AA-	2	0.0%	AA-	3,939	27.9%	AA-	929	2.4%	AA-	4,866	12.5%
A+	436	1.8%	A+	-	0.0%	A+	1,903	13.5%	A+	436	1.1%	A+	2,339	6.0%
A	72	0.3%	A	-	0.0%	A	715	5.1%	A	72	0.2%	A	787	2.0%
A-	20	0.1%	A-	-	0.0%	A-	201	1.4%	A-	20	0.1%	A-	221	0.6%
BBB+	50	0.2%	BBB+	-	0.0%	BBB+	34	0.2%	BBB+	50	0.1%	BBB+	84	0.2%
BBB	30	0.1%	BBB	-	0.0%	BBB	23	0.2%	BBB	30	0.1%	BBB	53	0.1%
BBB-	64	0.3%	BBB-	-	0.0%	BBB-	24	0.2%	BBB-	64	0.2%	BBB-	88	0.2%
BB+	1	0.0%	BB+	-	0.0%	BB+	20	0.1%	BB+	1	0.0%	BB+	21	0.1%
BB	-	0.0%	BB	-	0.0%	BB	-	0.0%	BB	-	0.0%	BB	-	0.0%
BB-	-	0.0%	BB-	-	0.0%	BB-	-	0.0%	BB-	-	0.0%	BB-	-	0.0%
B+	-	0.0%	B+	-	0.0%	B+	-	0.0%	B+	-	0.0%	B+	-	0.0%
B	-	0.0%	B	-	0.0%	B	-	0.0%	B	-	0.0%	B	-	0.0%
B-	3	0.0%	B-	-	0.0%	B-	-	0.0%	B-	3	0.0%	B-	3	0.0%
CCC	-	0.0%	CCC	-	0.0%	CCC	-	0.0%	CCC	-	0.0%	CCC	-	0.0%
NR[3]	83	0.3%	NR	-	0.0%	NR[4]	458	3.2%	NR	83	0.2%	NR	541	1.4%
AAA-	**$ 24,727**	**100.0%**	**AAA**	**$ 14,095**	**100.0%**	**AA-**	**$ 14,095**	**100.0%**	**AAA-**	**$ 38,822**	**100.0%**	**AA+**	**$ 38,822**	**100.0%**

[1] Includes $2,288 of insured escrowed to maturity and pre-refunded bonds.
[2] Relects bonds where ratings are split among agencies.
[3] Average internal (TRV) rating is A+.
[4] Includes insured bonds without underlying ratings, which are considered to be investment grade; a BBB- rating is applied to these holdings, which the company believes to be a conservative estimate.

TRAVELERS

5

4 These materials contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our municipal bond investment portfolio. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied by, the forward looking information. These risks and uncertainties include a significant increase in the interest rate environment, changes in regulatory or rating agency capital requirements and significant and adverse changes in the creditworthiness of corporate or municipal issuers of debt or the market for such debt. Our forward-looking statements speak only as of the date they are made, and we undertake no obligation to update forward-looking statements. Forward Looking Statement